Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated February 13, 2026 relating to the Common Stock, $0.001 par value, of NETGEAR, Inc. shall be filed on behalf of the undersigned.

WINDWARD MANAGEMENT LP By: Windward Management LLC, its general partner By: /s/ Marc Chalfin
Name: Marc Chalfin
Title: Managing Member

WINDWARD MANAGEMENT LLC By: /s/ Marc Chalfin
Name: Marc Chalfin
Title: Managing Member

MARC CHALFIN By: /s/ Marc Chalfin

WINDWARD MANAGEMENT PARTNERS MASTER FUND LTD. By: /s/ Marc Chalfin
Name: Marc Chalfin
Title: Authorized Signatory